EXHIBIT 10.1

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

The Employment Agreement dated November 27, 2006, by and between Westaff Support, Inc., and Jeffrey A. Elias, is hereby amended as follows:

1.       COMPANY.  The Employment Agreement shall be by and between Jeffrey A. Elias and Westaff Support, Inc., Westaff (USA), Inc. and Westaff, Inc. (collectively, the “Company”).

2.     POSITION:  Effective August 1, 2007, you will be employed as Senior Vice President, Corporate Services of the Company.

3.      BASE SALARY.  Effective August 1, 2007, your base salary will increase to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) per annum, subject to required withholdings.

4.      INCENTIVE COMPENSATION.  In addition to your salary, your target bonus amount under the 2007 Executive Incentive Plan shall increase to fifty percent (50%) of your base salary.

All other terms and conditions of the Employment Contract shall remain in full force and effect unless otherwise amended herein.

EXECUTIVE:

/s/ Jeffrey A. Elias
Jeffrey A. Elias

COMPANY:

By:	/s/ Michael T. Willis
Michael T. Willis
President and Chief Executive Officer